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                                                                     Exhibit 8.1


                                HALE AND DORR LLP
                               Counsellors at Law


                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 * fax 617-526-5000





                                                               December 2, 1997



The Learning Company, Inc.
One Athenaeum Street
Cambridge, MA 02142


        Re:  New Exchangeable Shares
             -----------------------


Ladies and Gentlemen:


     We have acted as counsel to The Learning Company, Inc. (the "Company") in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), relating to the shares of Common Stock issuable to the holders of New Exchangeable Shares pursuant to the terms of the New Exchangeable Shares. Unless otherwise indicated, capitalized terms used herein shall have the meaning ascribed to them in the prospectus included in the Registration Statement (the "Prospectus"). We hereby confirm that, assuming that shares of Common Stock are issued to holders of New Exchangeable Shares pursuant to the terms of the New Exchangeable Shares as described in the Prospectus, the discussion under the caption "INCOME TAX CONSEQUENCES - United States Federal Tax Consequences" in the Prospectus expresses our opinion regarding the material United States Federal tax consequences to holders of New Exchangeable Shares that receive Common Stock in exchange for such New Exchangeable Shares pursuant to their terms, and the ownership and disposition of Common Stock acquired in the exchange.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "INCOME TAX CONSEQUENCES - United States Federal Tax Consequences" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,


                                        /s/ Hale and Dorr LLP


                                        Hale and Dorr LLP



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WASHINGTON, DC                                     Boston, MA                                     London, UK*
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                                HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
                    *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)
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